DRAFT



                        2,000,000 Shares of Common Stock


                              The Dress Barn, Inc.

                             UNDERWRITING AGREEMENT


                                  May __, 1997



BEAR, STEARNS & CO. INC.
ROBERTSON, STEPHENS & COMPANY LLC
as Representatives of the
several Underwriters named in
Schedule II attached hereto
  c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, NY  10167

Ladies and Gentlemen:

                  The shareholders named in Schedule I hereto (together, the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the several underwriters named in Schedule II hereto (the "Underwriters") an aggregate of 2,000,000 shares (the "Firm Shares") of common stock, par value $.05 per share (the "Common Stock"), of The Dress Barn, Inc., a Connecticut corporation (the "Company"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, The Jaffe Family Foundation proposes to grant to the Underwriters an option to purchase up to 300,000 additional shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

                  1. Representations and Warranties of the Company and Selling Shareholders.

             (a) The Company and the Jaffe Family, L.P. jointly and severally represent and warrant to, and agree with, the Underwriters that:
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             (i) The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-3 (File No. 333-25377), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement," and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required or made, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (A) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (B) any such document so filed.


             (ii) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date (as hereinafter defined) and any Additional Closing Date (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (A) in the case of the Registration Statement, not misleading and (B) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (ii), however, with respect to any information contained in the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof.

             (iii) The Company and each of D.B.R., Inc. and D.B.X. Inc. (together, the "Significant Subsidiaries") has been duly organized and is validly existing as a


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corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of the Significant Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary. The Company and each of the Significant Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

             (iv) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

             (v) Neither the Company nor any of the Significant Subsidiaries is in violation of its respective certificate of incorporation or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of its business to which it is a party or by which it or any of its property is bound.

             (vi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of the Significant Subsidiaries are a party or by which any of such entities or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or any of the Significant Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Significant Subsidiaries. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Significant Subsidiaries is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the sale and delivery of the Shares, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

             (vii) The Shares, when delivered and sold in accordance with this Agreement, will be duly and validly authorized, issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at January 25, 1997, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

             (viii) Except as described in the Prospectus, there are no outstanding (A) shares of capital stock of the Company or securities or obligations of the Company convertible into or


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exchangeable or exercisable for any such capital stock, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

             (ix) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

             (x) To the best of the Company's knowledge, Deloitte & Touche LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

             (xi) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

             (xii) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus (a "Material Adverse Effect").

             (xiii) The Company and each of the Significant Subsidiaries has good and marketable title to all property and assets described in the Registration Statement as being owned by it free and clear of all liens, claims, encumbrances and restrictions that, singly or in the aggregate, might have a Material Adverse Effect or might materially interfere with the use made by the Company or such subsidiary. All leases to which the Company or any the Significant Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder that, singly or in the aggregate, might have a Material Adverse Effect, and the Company and the Significant Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

             (xiv) Neither the Company nor any of the Significant Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement


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Income Security Act or the rules and regulations promulgated thereunder, which in each case, singly or in the aggregate, might have a Material Adverse Effect.

             (xv) There is no alleged liability, or to the best knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of the Significant Subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by the Company or any such subsidiary or (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Prospectus, other than as disclosed therein, or might, singly or in the aggregate have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

             (xvi) Neither the Company nor any person acting on behalf of the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

             (xvii) No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

             (xviii) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

             (xix) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

             (xx) Except for the Significant Subsidiaries, no subsidiary of the Company has any material operations, assets or liabilities.

             (xxi) The Shares are listed on the Nasdaq National Market.


         (b) Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:


             (i) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date (as hereinafter defined) and any Additional Closing Date (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and


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
supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (A) in the case of the Registration Statement, not misleading and (B) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties made in this subsection (i), however, shall relate only to information contained in the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon or in conformity with information furnished in writing to the Company by or on behalf of such Selling Shareholder.

             (ii) This Agreement and the transactions contemplated herein have been duly and validly authorized by such Selling Shareholder and this Agreement has been duly and validly executed and delivered by such Selling Shareholder.

             (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any agreement, instrument, franchise, license or permit to which such Selling Shareholder is a party or by which such Selling Shareholder or its properties or assets may be bound or (B) violate or conflict with any provision of the organizational documents of such Selling Shareholder or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Shareholder or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Shareholder or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the sale and delivery of the Shares, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

             (iv) Neither such Selling Shareholder, nor any person acting on behalf of such Selling Shareholder, has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

             (v) Such Selling Shareholder has been duly organized and is validly existing as a limited partnership in good standing under the laws of Connecticut or as a not-for-profit corporation in good standing under the laws of New York, as the case may be.



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             (vi) Such Selling Shareholder is the lawful owner of the Shares to be sold by it pursuant to this Agreement and has, and on the Closing Date (and Additional Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

             (vii) Upon delivery of and payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

             2. Purchase, Sale and Delivery of the Shares.

             (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholders agree to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Selling Shareholders, at a purchase price per share of $___________, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

             (b) Payment of the purchase price and delivery of certificates for the Shares shall be made at the office of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by you and the Selling Shareholders, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Selling Shareholders (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Selling Shareholders by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two business days prior to the Closing Date. The Company and the Selling Shareholders will permit you to examine and package such certificates for delivery at least one business day prior to the Closing Date.

             (c) In addition, The Jaffe Family Foundation hereby grants to the Underwriters an option to purchase up to 300,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Selling Shareholders for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time in whole or up to three times in part on or before the 30th day following the date of the Prospectus, by written notice by you to the Company and the Jaffe Family Foundation. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (each such date and time being herein sometimes referred to as an "Additional Closing Date"); provided, however, that an Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised or later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at


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
least two business days prior to each Additional Closing Date. The Company and the Jaffe Family Foundation will permit you to examine and package such certificates for delivery at least one business day prior to the Additional Closing Date.

             The number of Additional Shares to be sold to each Underwriter on each Additional Closing Date shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased on such Additional Closing Date as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 2,000,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

             Payment for the Additional Shares shall be made by wire transfer in same day funds at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

             3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale and distribution to the public upon the terms set forth in the Prospectus.

             4. Covenants of the Company and Selling Shareholders.

                (a) The Company covenants and agrees with the Underwriters that:

                (i) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing.

                The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (E) of the receipt of any comments from the Commission and (F) of the receipt of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.


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
                (ii) If at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Representatives or counsel to the Underwriters, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                (iii) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto as you may reasonably request.

                (iv) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction where it is not so qualified.

                (v) The Company will make generally available (within the meaning of Section 11 (a) of the Act) to its security holders and to you as soon as practicable, but not later than 90 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                (vi) The Company will obtain the undertaking of each of its executive officers and directors named in the Prospectus and Elise Jaffe that during the period of 90 days from the date of the Prospectus, such aforementioned persons will not without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), on their own behalf, other than the Company's issuance of Common Stock upon the exercise of presently outstanding stock options.

                (vii) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (A) all reports to its shareholders and (B) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.


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
                (viii) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

                 (b) Each Selling Shareholder covenants and agrees with the Underwriters that during the period of 90 days from the date of the Prospectus, it will not without your prior written consent, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) other than such Selling Shareholder's sale of Shares hereunder.

             5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholders hereby agree to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
(iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final Blue Sky Memoranda and the reasonable fees of counsel for the Underwriters and such counsel's reasonable disbursements in relation thereto, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

             6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Latham & Watkins ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company and the Selling Shareholders of their obligations hereunder, and to the following additional conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof, and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                 (b) At the Closing Date you shall have received the opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel for the Company and the Selling Shareholders, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

             (i) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration

     Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

             (ii) The Registration Statement is effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

             (iii) The Company and each Significant Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each Significant Subsidiary, as to states other than Connecticut, New York and Delaware, based solely on certificates of corporate officials, copies of which have been furnished to you, is duly qualified and in good standing as a foreign corporation in each jurisdiction listed in such certificate, which certificate shall indicate that such jurisdictions are the only jurisdictions in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing, singly or in the aggregate, would not have a Material Adverse Effect. The Company and each Significant Subsidiary has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive rights and is held directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title known to such counsel.

             (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company and each Selling Shareholder.

             (v) To such counsel's knowledge, neither the Company nor any of the Significant Subsidiaries is in violation of its respective certificate of incorporation or by-laws or in default in the performance of any obligation, agreement or condition contained in any agreement, indenture or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended July 27, 1996, or to any other report or document subsequently filed with the Commission pursuant to the Act or the Exchange Act.

             (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Selling Shareholders do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Significant Subsidiaries or either of the Selling Shareholders pursuant to any agreement, instrument, franchise, license or permit known to such counsel to which the Company, any of the Significant Subsidiaries or either of the Selling Shareholders is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company, any of the Significant Subsidiaries or either of the Selling Shareholders or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, any of the Significant Subsidiaries or either of the Selling Shareholders or any of their respective properties or assets. Under the Federal laws of the United States, the laws of State of New York and the laws of the State of Connecticut, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, any of the Significant Subsidiaries or either of the Selling Shareholders or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (A) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Act.

             (vii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights under the corporation law of the State of Connecticut or the certificate of incorporation of the Company. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Selling Shareholders in accordance with this Agreement, will be duly and validly authorized, issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights under the corporation law of the State of Connecticut or the certificate of incorporation of the Company. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

             (viii) Upon the delivery of the Firm Shares and payment therefor in accordance with the terms of this Agreement, the several Underwriters will acquire all of the rights of the Selling Shareholders to such Shares and will acquire such Shares free and clear of any "adverse claim" (as such term is used in Section 8-302 of the Uniform Commercial Code as in effect in the State on New York), assuming the several Underwriters acquire such Shares in good faith and without notice of any such "adverse claim."

             (ix) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

             (x) Jaffe Family, L.P. has been duly organized and is validly existing as a limited partnership in good standing under the laws of Connecticut.

             (xi) The Jaffe Family Foundation has been duly organized and is validly existing as a not-for-profit corporation in good standing under the laws of New York.

             (xii) In addition, such counsel shall also provide you a statement in a separate letter that such counsel has acted as outside counsel to the Company and the Selling Shareholders in connection with the purchase by the Underwriters of the Firm Shares and the Additional Shares, as the case may be, from the Selling Shareholders. In that capacity, they participated in conferences with certain officers of, and with the independent accountants for, the Company and representatives of the Underwriters concerning the preparation of the Registration Statement and the Prospectus. Although they made certain inquires and investigations in connection with the preparation of the Registration Statement and the Prospectus, they did not independently verify the accuracy or completeness of the statements made in the Registration Statement or the Prospectus and the limitations inherent in their role as outside counsel are such that they cannot and do not assume responsibility for or pass on the accuracy or completeness of such statements. Subject to the foregoing, they can state to you that their work in connection with this matter did not disclose any information that would cause them to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other information of a financial, statistical or accounting nature which are or should be included or incorporated by reference therein).

             (xiii) The statements set forth or incorporated by reference in the Prospectus under the caption "Description of Capital Stock" and
     Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

             (xiv) Such counsel may state that their opinions are limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that they express no opinions as to the laws of any other jurisdiction. In rendering its opinion and separate letter referred to above, they may state that they have relied upon the opinion of __________ as to matters of the laws of the State of Connecticut, which is in a form satisfactory to them.

                  (c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied,
(ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

                (e) At the time this Agreement is executed and at the Closing Date, you shall have received a customary "comfort letter" from Deloitte & Touche LLP, independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, respectively, addressed to the Underwriters and in form and substance satisfactory to you.

                (f) Prior to the Closing Date the Company and the Selling Shareholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

                (g) You shall have received from each person who is a director or executive officer of the Company named in the Prospectus and Elise Jaffe an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable or exercisable shares of Common Stock) for a period of 90 days after the date of the Prospectus.

             If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing, or by telephone or telecopy confirmed in writing.

             7. Indemnification.

                (a) The Company and each Selling Shareholder jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (A) the Company and the Selling Shareholders will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein and (B) such indemnity with respect to any untrue statement or omission in any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages and expenses purchased Shares if such person did not receive a copy of the Prospectus (excluding documents incorporated by reference) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the Prospectus. Notwithstanding the foregoing, (i) in no case shall The Jaffe Family Foundation be liable or responsible for any amount in excess of the total proceeds from the sale of Shares by it hereunder and (ii) in no case shall the Jaffe Family, L.P. be liable or responsible for any amount in excess of the total proceeds from the sale of Shares by it hereunder unless, prior to seeking indemnification in an amount in excess of the total proceeds from the sale of Shares by the Jaffe Family, L.P. hereunder, either (A) a Bankruptcy Event (as hereinafter defined) shall have occurred or (B) a court of competent jurisdiction shall have rendered a judgment against the Company for indemnification pursuant to this Agreement, and such judgment shall remain unsatisfied for a period of 30 days. For purposes of this Agreement, a "Bankruptcy Event" shall mean (1) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined) (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors or(e) generally is not paying its debts as they become due or (2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which order or decree remains unstayed and in effect for 60 consecutive days, that (a) is for relief against the company in an involuntary case, (b) appoints a Custodian of the Company or for all or substantially all of the property of the Company or (c) orders the liquidation of the Company. The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each Selling Shareholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through you expressly for use therein; provided, however, that in no case shall such Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company and the Selling Shareholders acknowledge that the statements set forth in the last paragraph of the cover page and in the six paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one firm of counsel representing the indemnified parties (not including local counsel) shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Selling Shareholders, on the one hand and the Underwriters, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Shareholders any contribution received by the Company and the Selling Shareholders from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (a) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholders and (b) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, (ii) in no case shall The Jaffe Family Foundation be liable or responsible for any amount in excess of the total proceeds from the sale of Shares by it hereunder (iii) in no case shall the Jaffe Family, L.P. be liable or responsible for any amount in excess of the total proceeds from the sale of Shares by it hereunder unless, prior to seeking contribution in an amount in excess of the total proceeds from the sale of Shares by the Jaffe Family, L.P. hereunder, either (A) a Bankruptcy Event shall have occurred or (B) a court of competent jurisdiction shall have rendered a judgment against the company for contribution pursuant to this Agreement, and such judgment shall remain unsatisfied for a period of 30 days. and (iv) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i), (ii), (iii) and (iv) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                  9.       Default by an Underwriter.

                           (a) If any Underwriter or Underwriters shall default
in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                           (b) In the event that such default relates to more
than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of The Jaffe Family Foundation to sell the Additional Shares shall thereupon terminate, without liability on the part of The Jaffe Family Foundation with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Selling Shareholders for damages occasioned by its or their default hereunder.

                           (c) In the event that the Firm Shares or Additional
Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Selling Shareholders shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Selling Shareholders and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof or by or on behalf of the Selling Shareholders or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11 (d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

                  11. Effective Date of Agreement; Termination.

                      (a) This Agreement shall become effective upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Shareholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company or the Selling Shareholders by notifying you or by you notifying the Company or the Selling Shareholders. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                      (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) if trading on the New York Stock Exchange or American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or American Stock Exchange by the New York Stock Exchange or American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a New York State or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be shall have become effective; or (iv) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in
(A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                      (c) Any notice of termination pursuant to this Section 11 shall be by telephone or telecopy and confirmed in writing by letter.

                      (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or comply with any provision hereof, the Company and the Selling Shareholders will, subject to demand by you, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

                  12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telecopied and confirmed in writing to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Equity Capital Markets; if sent to the Company or Selling Shareholders, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company or the Selling Shareholders c/o the Company, 30 Dunnigan Drive, Suffern, New York 10901, Attention: Burt Steinberg, with copy to Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036,
Attention: Klaus Eppler.

                  13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, the Selling Shareholders and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  If the foregoing correctly sets forth the understanding between you, the Company and the Selling Shareholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                                Very truly yours,

                                                THE DRESS BARN, INC.

                                                By_____________________________


                                                The Selling Shareholders:

                                                THE JAFFE FAMILY FOUNDATION

                                                By_____________________________

                                                JAFFE FAMILY, L.P.

                                                By_____________________________



Accepted as of the date first above written
BEAR, STEARNS & CO.  INC.
ROBERTSON, STEPHENS & COMPANY LLC

   By BEAR, STEARNS & CO.  INC.

         By__________________________
             Senior Managing Director

         On behalf of themselves and the other Underwriters named in Schedule II hereto.

                                   SCHEDULE I



                                                             Number of Firm
Name of Shareholder                                       Shares to be Sold
---------------------------------------------------------------------------

Jaffe Family, L.P.                                                1,000,000

The Jaffe Family Foundation                                       1,000,000






                                                  Total ......    2,000,000

                                   SCHEDULE II



                                                              Number of Firm
Name of Underwriter                                   Shares to be Purchased
----------------------------------------------------------------------------
Bear, Stearns & Co. Inc

Robertson, Stephens & Company LLC






                                                 Total ......    2,000,000